Exhibit 10.15







                   AIRCRAFT GENERAL TERMS AGREEMENT

                               AGTA-CAL

                                between

                          THE BOEING COMPANY

                                  and

                      CONTINENTAL AIRLINES, INC.
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                          TABLE OF CONTENTS

                                                                PAGE
ARTICLES                                                       NUMBER
   1.           Subject Matter of Sale                            1
   2.           Price, Taxes and Payment                          1
   3.           Regulatory Requirements and Certificates          3
   4.           Detail Specification; Changes                     4
   5.           Representatives, Inspection, Flight Tests,
                Test Data and Performance Guarantee Compliance
                                                                  4
   6.           Delivery                                          5
   7.           Excusable Delay                                   5
   8.           Risk Allocation/Insurance                         6
   9.           Assignment, Resale or Lease                       7
  10.           Termination for Certain Events                    9
  11.           Notices                                           9
  12.           Miscellaneous                                    10

EXHIBITS

   A            Buyer Furnished Equipment Provisions Document
   B            Customer Support Document
   C            Product Assurance Document
   D            Escalation Adjustment

APPENDICES

   I            Listing of Insurance Requirements

  II            Post-Delivery Sale Notice

 III            Post-Delivery Lease Notice

  IV            Owner Appointment of Agent - Warranties

   V            Contractor Confidentiality Agreement

LETTER AGREEMENTS

6-1162-GOC-117  Special Aircraft General Terms Agreement
                Provisions


              AIRCRAFT GENERAL TERMS AGREEMENT AGTA-CAL

                                between

                          The Boeing Company

                                  and

                      Continental Airlines, Inc.

                              Relating to

                            BOEING AIRCRAFT


                This Aircraft General Terms Agreement AGTA-CAL
(AGTA) between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) will apply to all Boeing aircraft contracted for purchase from Boeing by Customer after the date shown below except this AGTA will not apply to Boeing aircraft purchased, whether by amendment or otherwise, under contracts between Boeing and Customer that were executed prior to the date shown below.

Article 1.      Subject Matter of Sale.

                1.1 Aircraft. Boeing will manufacture and sell to Customer and Customer will purchase from Boeing aircraft under purchase agreements which incorporate the terms and conditions of this AGTA.

                1.2 Buyer Furnished Equipment. Exhibit A, Buyer Furnished Equipment Provisions Document to this AGTA, contains the obligations of Customer and Boeing with respect to equipment purchased and provided by Customer, which Boeing will receive, inspect, store and install in an aircraft before delivery to Customer. This equipment is defined in Exhibit A as Buyer Furnished Equipment (BFE).

                1.3    Customer Support.  Exhibit B, Customer
Support Document to this AGTA, contains the obligations of Boeing relating to Materials (as defined in Part 3 thereof), training, services and other things in support of aircraft.

                1.4    Product Assurance.  Exhibit C, Product
Assurance Document to this AGTA, contains the obligations of Boeing and the suppliers of equipment installed in each aircraft at delivery relating to warranties, patent indemnities, software copyright indemnities and service life policies.

Article 2.      Price, Taxes and Payment.

                2.1    Price.

                       2.1.1 Airframe Price is defined as the price of the airframe for a specific model of aircraft described in a purchase agreement. (For Models 737-600, 737-700 and 737-800, the Airframe Price includes Engine Price.)

                       2.1.2   Optional Features Prices are defined
as the prices for optional features selected by Customer for a specific model of aircraft described in a purchase agreement.

                       2.1.3   Engine Price is defined as the price
set by the engine manufacturer for a specific engine to be installed on the model of aircraft described in a purchase agreement (not applicable to Models 737-600, 737-700 and 737-800).

                       2.1.4 Aircraft Basic Price is defined as the sum of the Airframe Price, Optional Features Prices and the Engine Price, if applicable.

                       2.1.5   Escalation Adjustment is defined as
the price adjustment to the Airframe Price and the Optional Features Prices (and the Engine Price for Models 737-600, 737-700 and 737-800) resulting from the calculation using the economic price formula contained in Exhibit D, Escalation Adjustment to the AGTA. The price adjustment to the Engine Price for all other models of aircraft will be calculated using the economic price formula in the Engine Escalation Adjustment to the applicable purchase agreement.

                       2.1.6 Advance Payment Base Price is defined as the estimated price of an aircraft as of the date of signing a purchase agreement for the scheduled month of delivery of such aircraft using commercial forecasts of the Escalation Adjustment.

                       2.1.7 Aircraft Price is defined as the total amount Customer is to pay for an aircraft at the time of delivery, which is the sum of the Aircraft Basic Price, the Escalation
Adjustment and other price adjustments made pursuant to the purchase agreement.

                2.2    Taxes.

                       2.2.1 Taxes are defined as all taxes, fees, charges or duties and any interest, penalties, fines or other additions to tax, including, but not limited to sales, use, value added, gross receipts, stamp, excise, transfer and similar taxes, imposed by any domestic or foreign taxing authority arising out of or in connection with the performance of the applicable purchase agreement or the sale, delivery, transfer or storage of any aircraft, BFE, or other things furnished under the applicable purchase agreement. Except for U.S. federal income taxes and Washington State business and occupation taxes imposed on Boeing or Boeing's assignee, Customer will be responsible for and pay all Taxes. Customer is responsible for filing all tax returns, reports and declarations and payment of any taxes related to or imposed on BFE.

                       2.2.2   Reimbursement of Boeing.   Customer
will promptly reimburse Boeing on demand, net of additional taxes thereon, for any Taxes that are imposed on and paid by Boeing or for which Boeing is responsible for collecting and for which Customer is responsible as set forth above.

                2.3    Payment.

                       2.3.1   Advance Payment Schedule.  Customer
will make advance payments to Boeing for each aircraft in the amounts and on the dates indicated in the schedule set forth in the applicable purchase agreement.

                       2.3.2   Payment at Delivery.  Customer will
pay any unpaid balance of the Aircraft Price at the time of delivery of each aircraft.

                       2.3.3   Form of Payment.  Customer will make
all payments to Boeing by unconditional deposit of United States
Dollars in a bank account in the United States designated by Boeing.

                       2.3.4   Monetary and Government Regulations.
Customer is responsible for complying with all monetary control regulations and for obtaining necessary governmental authorizations related to payments.

Article 3.      Regulatory Requirements and Certificates.

                3.1 Certificates. Boeing will manufacture each aircraft to conform to the appropriate Type Certificate issued by the United States Federal Aviation Administration (FAA) for the specific model of aircraft and will obtain from the FAA and furnish to Customer at delivery of each aircraft either a Standard Airworthiness Certificate or an Export Certificate of Airworthiness issued pursuant to Part 21 of the Federal Aviation Regulations, as appropriate.

                3.2    FAA or Applicable Regulatory Authority
Manufacturer Changes.

                       3.2.1   A Manufacturer Change is defined as
any change to an aircraft, data relating to an aircraft, or testing of an aircraft required by the FAA or any other United States governmental agency having jurisdiction, to obtain a Standard Airworthiness Certificate or by the country of import and/or registration to obtain an Export Certificate of Airworthiness.

                       3.2.2   A Manufacturer Change will be
incorporated at no charge to Customer unless:

                               (i)    the FAA issues the requirement
after the date of the applicable purchase agreement in which case Customer shall pay for any Manufacturer Change which is incorporated into any aircraft which delivers more than 18 months after the date of the purchase agreement or 18 months after the date of the Type Certificate, whichever is later; or

                               (ii)   the requirement is solely
necessary to comply with a requirement of the country of import and/or registration, other than the United States.

                       3.2.3 Customer will pay Boeing's charge for validation of an aircraft required by any governmental agency of the country of import and/or registration, other than the United
States.

                3.3    FAA Operator Changes.

                       3.3.1   An Operator Change is defined as a
change in equipment that is required by Federal Aviation Regulations which (i) is generally applicable to transport category aircraft to be used in United States certified air carriage and
(ii) the required compliance date is on or before the scheduled delivery month of the aircraft.

                       3.3.2    Boeing will deliver each aircraft
with Operator Changes incorporated or, at Boeing's option, with suitable provisions for the incorporation of such equipment and Customer will pay Boeing's applicable charges.

                3.4 Export License. If an export license is required by United States law or regulation for any aircraft or any other things delivered under the purchase agreement, it is Customer's obligation to obtain such license. If requested, Boeing will assist Customer in applying for any such export license. Customer will furnish any required supporting documents.

Article 4.      Detail Specification; Changes.

                4.1    Configuration Changes.  The Detail
Specification is defined as the Boeing document that describes the configuration of each aircraft purchased by Customer. The Detail Specification for each aircraft may be amended by (i) Boeing to reflect the incorporation of Manufacturer Changes and Operator Changes or (ii) the agreement of the parties. In either case the amendment will describe the particular changes to be made and any effect on design, performance, weight, balance, scheduled delivery month, Aircraft Basic Price, Aircraft Price and Advance Payment Base Price.

                       4.2     Development Changes.  Development
Changes are defined as changes to aircraft that do not affect the Aircraft Price or scheduled delivery month, and do not adversely affect guaranteed weight, guaranteed performance or compliance with the interchangeability or replaceability requirements set forth in the applicable Detail Specification. Boeing may, at its option, incorporate Development Changes into the Detail Specification and into an aircraft prior to delivery to Customer.

                       4.3 Notices. Boeing will promptly notify Customer of any amendments to the Detail Specification.

Article 5. Representatives, Inspection, Demonstration Flights, Test Data and Performance Guarantee Compliance.

                5.1 Office Space. Twelve months before delivery of the first aircraft purchased, and continuing until the delivery of the last aircraft on firm order, Boeing will furnish, free of charge, suitable office space and equipment for the accommodation of up to three representatives of Customer in or conveniently located near the assembly plant.

                5.2 Inspection. Customer's representatives may inspect each aircraft at any reasonable time provided such inspection does not interfere with Boeing's performance.

                5.3 Demonstration Flights. Prior to delivery, Boeing will fly each aircraft not less than 1 1/2 hours and up to 4 hours to demonstrate to Customer the function of the aircraft and its equipment using Boeing's production flight test procedures. Customer may designate up to five representatives to participate as observers.

                5.4 Test Data; Performance Guarantee Compliance. Performance Guarantees are defined as the written guarantees in a purchase agreement regarding the operational performance of an aircraft. Boeing will furnish to Customer flight test data obtained on an aircraft of the same model to evidence compliance with the Performance Guarantees. Performance Guarantees will be met if reasonable engineering interpretations and calculations based on the flight test data establish that the particular aircraft being delivered under the applicable purchase agreement would, if actually flown, comply with the guarantees.

                5.5 Special Aircraft Test Requirements. Boeing may use an aircraft for flight and ground tests prior to delivery, without reduction in the Aircraft Price, if the tests are considered necessary by Boeing (i) to obtain or maintain the Type Certificate or Certificate of Airworthiness for the aircraft; or
(ii) to evaluate potential improvements that may be offered for production or retrofit incorporation.

Article 6.      Delivery.

                6.1 Notices of Delivery Dates. Boeing will (i) notify Customer of the approximate delivery date of each aircraft at least 30 days before the scheduled month of delivery and (ii) notify Customer of the scheduled delivery date at least 14 days before such date.

                6.2 Place of Delivery. Each aircraft will be delivered at a facility selected by Boeing in the State of Washington.

                6.3 Bill of Sale. At delivery of an aircraft, Boeing will provide Customer a bill of sale conveying good title, free of encumbrances.

                       6.4 Delay. If Customer delays acceptance of an aircraft beyond the scheduled delivery date, Customer will reimburse Boeing for all costs incurred by Boeing as a result of the delay.

Article 7.      Excusable Delay.

                7.1 General. Boeing will not be liable for any delay in the scheduled delivery month of an aircraft or other performance under a purchase agreement caused by: (i) acts of God;
(ii) war or armed hostilities; (iii) government acts or priorities;
(iv) fires, floods, or earthquakes; (v) strikes or labor troubles causing cessation, slowdown, or interruption of work; or (vi) any other cause to the extent such cause is beyond Boeing's control and not occasioned by Boeing's fault or negligence. A delay resulting from any such cause is defined as an Excusable Delay.

                7.2 Notice. Boeing will give written notice to Customer (i) of a delay as soon as Boeing concludes that an aircraft will be delayed beyond the scheduled delivery month due to an Excusable Delay; and (ii) of a revised delivery month based on Boeing's appraisal of the facts.

                       7.2.1   If after Boeing gives Customer a
written notice specifying a revised delivery month Boeing concludes that an aircraft will be further delayed beyond such revised delivery month, Boeing shall provide Customer with a revised written notice specifying a new revised delivery month.

                       7.2.2   If an Excusable Delay occurs after
Boeing has provided Customer with the scheduled delivery date, Boeing will give prompt verbal and written notice to Customer of the delay and of the revised delivery date based on Boeing's appraisal of the facts.

                7.3 Anticipated Delay in Delivery of Twelve Months or Less. If the revised delivery month is 12 months or less after the scheduled delivery month, Customer will accept such aircraft when tendered for delivery, subject to the following:

                       7.3.1   The calculation of the Escalation
Adjustment will be based on the scheduled delivery month.

                       7.3.2   The advance payment schedule will be
adjusted to reflect the revised delivery month.

                       7.3.3 All other provisions of the applicable purchase agreement, including the BFE on dock dates for the delayed aircraft, are unaffected by an Excusable Delay.

                7.4 Anticipated Delay in Delivery of More Than Twelve Months. If the revised delivery month is more than 12 months after the scheduled delivery month, or more than 12 months after a revised delivery month in the case of the occurrence of a second event of Excusable Delay, either party may terminate the applicable purchase agreement with respect to such aircraft within 30 days of the notice. If either party does not terminate the applicable purchase agreement with respect to such aircraft, all terms and conditions of the applicable purchase agreement will remain in effect.

                7.5 Aircraft Damaged Beyond Repair. If an aircraft is destroyed or damaged beyond repair for any reason before delivery, Boeing will give written notice to Customer specifying the earliest month possible, consistent with Boeing's other contractual commitments and production capabilities, in which Boeing can deliver a replacement. Customer will have 30 days from receipt of such notice to elect to have Boeing manufacture a replacement aircraft under the same terms and conditions of purchase, except that the calculation of the Escalation Adjustment will be based upon the scheduled delivery month in effect immediately prior to the date of such notice, or, failing such election, the applicable purchase agreement will terminate with respect to such aircraft. Boeing will not be obligated to manufacture a replacement aircraft if reactivation of the production line for the specific model of aircraft would be required.

                7.6 Termination. Termination under this Article will discharge all obligations and liabilities of Boeing and Customer with respect to any aircraft and all related undelivered Materials, as defined in Exhibit B, Customer Support Document, training, services and other things terminated under the applicable purchase agreement, except that Boeing will return to Customer, without interest, an amount equal to all advance payments paid by Customer for the aircraft. If Customer terminates the applicable purchase agreement as to any aircraft pursuant to this Article 7, Boeing may elect, by written notice to Customer within 30 days of such termination, to purchase from Customer any BFE related to the aircraft at the invoice prices paid, or contracted to be paid, by Customer.

                7.7 Exclusive Rights. The termination rights in this Article are in substitution for all other rights of termination or any claim arising by operation of law due to delays in performance covered by this Article.

Article 8.      Risk Allocation/Insurance.

                8.1    Title and Risk with Boeing.

                       8.1.1 Boeing's Indemnification of Customer. Until transfer of title to an aircraft to Customer, Boeing will indemnify and hold harmless Customer and Customer's observers from and against all claims and liabilities, including all expenses and attorneys' fees incident thereto or incident to establishing the right to indemnification, for injury to or death of any person(s), including employees of Boeing but not employees of Customer, or for loss of or damage to any property, including an aircraft, arising out of or in any way related to the operation of an aircraft during all demonstration and test flights conducted under the provisions of the applicable purchase agreement, whether or not arising in tort or occasioned by the negligence of Customer or any of Customer's observers.

                       8.1.2   Definition of Customer.  For the
purpose of this Article, "Customer" is defined as Continental Airlines, Inc., its divisions, subsidiaries, affiliates, the assignees of each, and their respective directors, officers, employees and agents.

                8.2    Insurance.

                       8.2.1 Insurance Requirements. Customer will purchase and maintain insurance acceptable to Boeing and will provide a certificate of such insurance that names Boeing as an additional insured for any and all claims and liabilities for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including any aircraft, arising out of or in any way relating to Materials, training, services or other things provided under Exhibit B of the AGTA, which will be incorporated by reference into the applicable purchase agreement, whether or not arising in tort or occasioned by the negligence of Boeing, except with respect to legal liability to persons or parties other than Customer or Customer's assignees arising out of an accident caused solely by a product defect in an aircraft. Customer will provide such certificate of insurance at least thirty (30) days prior to the scheduled delivery of the first aircraft under a purchase agreement. The insurance certificate will reference each aircraft delivered to Customer pursuant to each applicable purchase agreement. Annual renewal certificates will be submitted to Boeing before the expiration of the policy periods. Appendix I states the terms, limits, provisions and coverages required by this Article
8.2.1. The failure of Boeing to demand compliance with this 8.2.1 in any year will not in any way relieve Customer of its obligations hereunder nor constitutes a waiver by Boeing of these obligations.

                       8.2.2   Noncompliance with Insurance
Requirements. If Customer fails to comply with any of the insurance requirements of Article 8.2.1 or if any of the insurers fails to pay a claim covered by the insurance or otherwise fails to meet any of insurer's obligations required by Appendix I, Customer will provide the same protection to Boeing as that required by
Article 8.2.1 above.

                       8.2.3 Definition of Boeing. For purposes of this article, "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, assignees of each and their respective directors, officers, employees and agents.

Article 9.      Assignment, Resale or Lease.

                9.1    Assignment.   The applicable purchase
agreement is for the benefit of the parties and their respective successors and assigns. No rights or duties of either party may be assigned or delegated, or contracted to be assigned or delegated, without the prior written consent of the other party, except:

                       9.1.1   Either party may assign its interest
to a corporation that (i) results from any merger or reorganization of such party or (ii) acquires substantially all the assets of such party;

                       9.1.2   Boeing may assign its rights to
receive money; and

                       9.1.3   Boeing may assign any of its rights
and duties to any wholly-owned subsidiary of Boeing, provided that Boeing will remain fully responsible to Buyer for all obligations that Boeing assigns to a wholly-owned subsidiary and Buyer may continue to deal exclusively with Boeing.

                       9.1.4   Boeing may assign any of its rights
and duties with respect to Part 1, Articles 1, 2, 4 and 5 of Exhibit B, Customer Support Document to the AGTA, to the extent it relates to maintenance and flight training, to FlightSafety Boeing Training International L.L.C, provided that Boeing will remain fully responsible to Buyer for all obligations that Boeing assigns to FlightSafety Boeing Training International L.L.C. and Buyer may continue to deal exclusively with Boeing.

                9.2 Transfer by Customer at Delivery. Boeing will take any requested action reasonably required for the purpose of causing an aircraft, at time of delivery, to be subject to an equipment trust, conditional sale, lien or other arrangement for Customer to finance the aircraft. However, no such action will require Boeing to divest itself of title to or possession of the aircraft until delivery of and payment for the aircraft.

                9.3 Transfer of Unexpired Rights. If, following delivery of an aircraft, Customer sells or leases the aircraft (including any sale and lease back for financing purposes), all of Customer's rights with respect to the aircraft under the applicable purchase agreement will inure to the benefit of the purchaser or lessee of such aircraft, effective upon Boeing's receipt of the written agreement of the purchaser or lessee, in a form reasonably satisfactory to Boeing, to comply with all applicable terms and conditions of the applicable purchase agreement. Sample forms of agreements acceptable to Boeing are attached as Appendices II and III.

                9.4    Notice of Sale or Lease After Delivery.
Customer will give notice to Boeing as soon as practicable of the sale or lease of an aircraft including in the notice the name of the entity with title and/or possession of such aircraft.

                9.5 Exculpatory Clause in Post-Delivery Sale or Lease. If, following the delivery of an aircraft, Customer sells or leases such aircraft and obtains from the transferee any form of exculpatory clause protecting Customer from liability for loss of or damage to the aircraft, and/or related incidental or consequential damages, including without limitation loss of use, revenue or profit, Customer shall obtain for Boeing from the purchaser or lessee the same protection.

                9.6 Appointment of Agent - Warranty Claims. If, following delivery of an aircraft, Customer appoints an agent to act directly with Boeing for the administration of claims relating to the warranties under the applicable purchase agreement, Boeing will deal with the agent for that purpose, effective upon Boeing's receipt of the agent's written agreement, in a form satisfactory to Boeing, to comply with all applicable terms and conditions of the applicable purchase agreement. A sample form of agreement acceptable to Boeing is attached as Appendix V.

                9.7 No Increase in Boeing Liability. No action taken by Customer or Boeing relating to the resale or lease of an aircraft or the assignment of Customer's rights under the applicable purchase agreement will subject Boeing to any liability beyond that in the applicable purchase agreement or modify in any way Boeing's obligations under the applicable purchase agreement.

Article 10.     Termination for Certain Events.

                10.1   Termination.  If either party

                       (i)     ceases doing business as a going
                       concern, suspends all or substantially all its business operations, or makes an assignment for the benefit of creditors, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts; or

                       (ii)    petitions for or acquiesces in the
                       appointment of any receiver, trustee or
                       similar officer to liquidate or conserve its business or any substantial part of its assets; commences any legal proceeding such as bankruptcy, reorganization, readjustment of debt, dissolution or liquidation available for the relief of financially distressed debtors; or becomes the object of any such proceeding, unless the proceeding is dismissed or stayed within a reasonable period, not to exceed 60 days, the other party may terminate any purchase agreement with respect to any undelivered aircraft, Materials, training, services and other things by giving written notice of termination.

                10.2 Repayment of Advance Payments. If Customer terminates the applicable purchase agreement under this Article, Boeing will repay to Customer, without interest, an amount equal to any advance payments received by Boeing from Customer with respect to undelivered aircraft.

Article 11.     Notices.

                All notices required by this AGTA or by any applicable purchase agreement will be in English, will be effective on the date of receipt and will be transmitted by any customary means of written communication addressed as follows:

                Customer:      Continental Airlines, Inc.
                               2929 Allen Parkway
                               Suite 2010
                               Houston, TX  77019

                               Attention:  V.P. Fleet Management

                Boeing:        Boeing Commercial Airplane Group
                               P.O. Box 3707
                               Seattle, Washington  98124-2207
                               U.S.A.

                               Attention:  Vice President - Contracts
                                           Mail Stop 75-38

Article 12.     Miscellaneous.

                12.1 Government Approval. Boeing and Customer will assist each other in obtaining any governmental consents or approvals required to effect certification and sale of aircraft under the applicable purchase agreement.

                12.2 Headings. Article and paragraph headings used in this AGTA and in any purchase agreement are for convenient reference only and are not intended to affect the interpretation of this AGTA or any purchase agreement.

                12.3 GOVERNING LAW. THIS AGTA AND ANY PURCHASE AGREEMENT WILL BE INTERPRETED UNDER AND GOVERNED BY THE LAW OF THE STATE OF WASHINGTON, U.S.A., EXCEPT THAT WASHINGTON'S CHOICE OF LAW RULES SHALL NOT BE INVOKED FOR THE PURPOSE OF APPLYING THE LAW OF ANOTHER JURISDICTION.

                12.4 Waiver/Severability. Failure by either party to enforce any provision of this AGTA or any purchase agreement will not be construed as a waiver. If any provision of this AGTA or any provision of any purchase agreement are held unlawful or otherwise ineffective by a court of competent jurisdiction, the remainder of the AGTA or the applicable purchase agreement will remain in effect.

                12.5   Survival of Obligations.  The Articles and
Exhibits of this AGTA including but not limited to those relating to insurance, DISCLAIMER AND RELEASE and the EXCLUSION OF
CONSEQUENTIAL AND OTHER DAMAGES will survive termination or cancellation of any purchase agreement or part thereof.


DATED AS OF   October  10, 1997



CONTINENTAL AIRLINES, INC.            THE BOEING COMPANY



By   /s/  Brian Davis                 By   /s/ Gunar O. Clem

Its Vice President                    Its Attorney in Fact

                              EXHIBIT A

                                  to

                   AIRCRAFT GENERAL TERMS AGREEMENT

                               AGTA-CAL

                                between

                          THE BOEING COMPANY

                                  and

                      CONTINENTAL AIRLINES, INC.



             BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT

             BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT







                The parties acknowledge Boeing intends to implement a new Buyer Furnished Equipment Process for Buyer Furnished
Equipment in 1998.   New documentation reflecting the new process
will be offered to Customers as soon as practicable. It is the intention of the parties to replace this Exhibit with a mutually agreeable new process when such a new process becomes available.

             BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT


1.       General.

         Certain equipment to be installed in the Aircraft is furnished to Boeing by Customer at Customer's expense. This equipment is designated "Buyer Furnished Equipment" (BFE) and is listed in the Detail Specification. Boeing will provide to Customer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in sequence installation of BFE as described in the applicable Supplemental Exhibit to this Exhibit A in a purchase agreement at the time of aircraft purchase.

2.       Supplier Selection.

         Customer will:

         2.1 Select and notify Boeing of the suppliers of BFE items by those dates appearing in Supplemental Exhibit BFE1to the applicable purchase agreement at the time of aircraft purchase.

         2.2 Meet with Boeing and such selected BFE suppliers promptly after such selection to:

                2.2.1     complete BFE configuration design
requirements for such BFE; and

                2.2.2 confirm technical data submittal dates for BFE certification.

3.       Customer's Obligations.

         Customer will:

         3.1 comply with and cause the supplier to comply with the provisions of the BFE Document or BFE Report;

                3.1.1     deliver technical data (in English) to
Boeing as required to support installation and FAA certification in accordance with the schedule provided by Boeing or as mutually agreed upon during the BFE meeting referred to above;

                3.1.2     deliver BFE including production and/or
flight training spares to Boeing in accordance with the quantities and schedule provided therein; and

                3.1.3     deliver appropriate quality assurance
documentation to Boeing as required with each BFE part (D6-56586, "BFE Product Acceptance Requirements");

         3.2 authorize Boeing to discuss all details of the BFE directly with the BFE suppliers;

         3.3 authorize Boeing to conduct or delegate to the supplier quality source inspection and supplier hardware acceptance of BFE at the supplier location;

                3.3.1 require supplier's contractual compliance to Boeing defined source inspection and supplier delegation programs, including availability of adequate facilities for Boeing resident personnel; and

                3.3.2 assure that Boeing identified supplier's quality systems be approved to Boeing document D1-9000;

         3.4 use reasonable commercial efforts to obtain from the supplier's thereof, a non-exclusive, perpetual, royalty-free, irrevocable license for Boeing to copy BFE Aircraft Software to enable Boeing to load the software copies in (i) the aircraft's mass storage device (MSD), (ii) media (e.g., diskettes, CD-ROMs, etc.), (iii) the BFE hardware and/or (iv) an intermediate device or other media to facilitate copying of the BFE Aircraft Software into the aircraft's MSD, BFE hardware and/or media, including media as Boeing may deliver to Customer with the aircraft;

         3.5 grant Boeing a license, extending the same rights set forth in paragraph 3.4 above, to copy: (i) BFE Aircraft
Software and data Customer has modified and/or (ii)) other software and data Customer has added to the BFE Aircraft Software;

         3.6 provide necessary field service representation at Boeing's facilities to support Boeing on all issues related to the installation and certification of BFE;

         3.7 deal directly with all BFE suppliers to obtain overhaul data, provisioning data, related product support documentation and any warranty provisions applicable to the BFE;

         3.8 work closely with Boeing and the BFE suppliers to resolve any difficulties, including defective equipment, that arise;

         3.9 be responsible for modifying, adjusting and/or calibrating BFE as required for FAA approval and for all related expenses;

         3.10 warrant that the BFE will meet the requirements of the Detail Specification; and

         3.11 be responsible for providing equipment which is FAA certifiable at time of Aircraft delivery, or for obtaining waivers from the applicable regulatory agency for non-FAA certifiable equipment.

4.       Boeing's Obligations.

         Other than as set forth below, Boeing will provide for the installation of and install the BFE and obtain certification of the Aircraft with the BFE installed.

5.       Nonperformance by Customer.

         If Customer's nonperformance of obligations in this Exhibit or in the BFE Document causes a delay in the delivery of the Aircraft or causes Boeing to perform out-of-sequence or additional work, Customer will reimburse Boeing for all resulting expenses and be deemed to have agreed to any such delay in Aircraft delivery.
In addition Boeing will have the right to:

         5.1 provide and install specified equipment or suitable alternate equipment and increase the price of the Aircraft accordingly; and/or

         5.2 deliver the Aircraft to Customer without the BFE installed.

6.       Return of Equipment.

         BFE not installed in the Aircraft will be returned to Customer in accordance with Customer's instructions and at Customer's expense.

7.       Title and Risk of Loss.

         Title to and risk of loss of BFE will at all times remain with Customer or other owner. Boeing will have only such liability for BFE as a bailee for mutual benefit would have, but will not be liable for loss of use.

8.       Indemnification of Boeing.

         Customer hereby indemnifies and holds harmless Boeing from and against all claims and liabilities, including costs and expenses (including attorneys' fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including any Aircraft, arising out of or in any way connected with any nonconformance or defect in any BFE and whether or not arising in tort or occasioned by the negligence of Boeing. This indemnity will not apply with respect to any nonconformance or defect caused solely by Boeing's installation of the BFE.

9.       Patent Indemnity.

         Customer hereby indemnifies and holds harmless Boeing from and against all claims, suits, actions, liabilities, damages and costs arising out of any actual or alleged infringement of any patent or other intellectual property rights by BFE or arising out of the installation, sale or use of BFE by Boeing.

10.      Definitions.

         For the purposes of the above indemnities, the term
"Boeing" includes The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their directors, officers, employees and agents.

                              EXHIBIT B

                                  to

                   AIRCRAFT GENERAL TERMS AGREEMENT

                               AGTA-CAL

                                between

                          THE BOEING COMPANY

                                  and

                      CONTINENTAL AIRLINES, INC.


                       CUSTOMER SUPPORT DOCUMENT



                        This document contains:

         Part 1:     Maintenance and Flight Training Programs;
                     Operations Engineering Support

         Part 2:     Field Services and Engineering Support
                     Services

         Part 3:     Technical Information and Materials

         Part 4:     Alleviation or Cessation of Performance

         Part 5:     Protection of Proprietary Information and
                     Proprietary Materials

                      CUSTOMER SUPPORT DOCUMENT

             PART 1:BOEING MAINTENANCE AND FLIGHT TRAINING
               PROGRAMS; OPERATIONS ENGINEERING SUPPORT


1.       Boeing Training Programs.

         1.1 Boeing will provide maintenance training and flight training programs to support the introduction of a specific model of aircraft into service. The training programs will consist of general and specialized courses and will be described in a Supplemental Exhibit to the applicable purchase agreement.

         1.2 Boeing will conduct all training in the Seattle area unless otherwise agreed.

         1.3 All training will be presented in the English language. If translation is required, Customer will provide interpreters.

         1.4 Customer will be responsible for all living expenses of Customer's personnel. Boeing will transport Customer's personnel between their local lodging and Boeing's training facility.

2.       Training Planning Conferences.

         Customer and Boeing will conduct planning conferences approximately 12 months before the scheduled delivery month of the first aircraft of a model to define and schedule the maintenance and flight training programs.

3.       Operations Engineering Support.

         3.1 As long as an aircraft purchased by Customer from Boeing is operated by Customer in scheduled revenue service, Boeing will provide operations engineering support. Such support will include:

                3.1.1     assistance with the analysis and
preparation of performance data to be used in establishing operating practices and policies for Customer's operation of aircraft;

                3.1.2     assistance with interpretation of the
minimum equipment list, the definition of the configuration deviation list and the analysis of individual aircraft performance;

                3.1.3     assistance with solving operational
problems associated with delivery and route-proving flights;

                3.1.4 information regarding significant service items relating to aircraft performance or flight operations; and

                3.1.5 if requested by Customer, Boeing will provide operations engineering support during an aircraft ferry flight.

4.       Training at a Facility Other Than Boeing's.

         If requested by Customer, Boeing will conduct the classroom portions of the maintenance and flight training (except for the Performance Engineer training courses) at a mutually acceptable alternate training site, subject to the following conditions:

         4.1 Customer will provide acceptable classroom space, simulators (as necessary for flight training) and training equipment required to present the courses;

         4.2 Customer will pay Boeing's then-current per diem charge for each Boeing instructor for each day, or fraction thereof, that the instructor is away from the Seattle area, including travel time;

         4.3 Customer will reimburse Boeing for the actual costs of round-trip transportation for Boeing's instructors and the shipping costs of training Materials between the Seattle area and the alternate training site;

         4.4 Customer will be responsible for all taxes, fees, duties, licenses, permits and similar expenses incurred by Boeing and its employees as a result of Boeing's providing training at the alternate site or incurred as a result of Boeing providing revenue service training; and

         4.5 Those portions of training that require the use of training devices not available at the alternate site will be conducted at Boeing's facility or at some other alternate site.

5.       General Terms and Conditions.

         5.1 Boeing flight instructor personnel will not be required to work more than 5 days per week, or more than 8 hours in any one 24-hour period, of which not more than 5 hours per 8-hour workday will be spent in actual flying. These foregoing restrictions will not apply to ferry assistance or revenue service training services, which will be governed by FAA rules and regulations.

         5.2 Normal Line Maintenance is defined as line maintenance that Boeing might reasonably be expected to furnish for flight crew training at Boeing's facility, and will include ground support and aircraft storage in the open, but will not include provision of spare parts. Boeing will provide Normal Line Maintenance services for any aircraft while the aircraft is used for flight crew training at Boeing's facility. Customer will provide such services if flight crew training is conducted elsewhere. Regardless of the location of such training, Customer will be responsible for providing all maintenance items (other than those included in Normal Line Maintenance) required during the training, including, but not limited to, fuel, oil, landing fees and spare parts.

         5.3 If the training is based at Boeing's facility, and the aircraft is damaged during such training, Boeing will make all necessary repairs to the aircraft as promptly as possible. Customer will pay Boeing's reasonable charge, including the price of parts and materials, for making the repairs. If Boeing's estimated labor charge for the repair exceeds $25,000, Boeing and Customer will enter into an agreement for additional services before beginning the repair work.

         5.4 If the flight training is based at Boeing's facility, several airports in the states of Washington, Montana and Oregon, as well as the services of the fixed base operator at Grant County Airport at Moses Lake, Washington, may be used. Unless otherwise agreed in the flight training planning conference, it will be Customer's responsibility to make arrangements for the use of such airports.

         5.5 If Boeing agrees to make arrangements on behalf of Customer for the use of airports for flight training, Boeing will pay on Customer's behalf any landing fees charged by any airport used in conjunction with the flight training. At least 30 days before flight training, Customer will provide Boeing an open purchase order against which Boeing will invoice Customer for any landing fees Boeing paid on Customer's behalf. The invoice will be submitted to Customer approximately 60 days after flight training is completed, when all landing fee charges have been received and verified. Customer will pay to Boeing within 30 days of the date of the invoice.

         5.6 If requested by Boeing, in order to provide the flight training or ferry flight assistance, Customer will make available to Boeing an aircraft after delivery to familiarize Boeing instructor or ferry flight crew personnel with such aircraft. If flight of the aircraft is required for any Boeing instructor or ferry flight crew member to maintain an FAA license for flight proficiency or landing currency, Boeing will be responsible for the costs of fuel, oil, landing fees and spare parts attributable to that portion of the flight.

         5.7    If any part of the training described in paragraph
1.1 of this Exhibit is not used by Customer within 12 months after the delivery of the last aircraft under the relevant purchase agreement, Boeing will not be obligated to provide such training.

                      CUSTOMER SUPPORT DOCUMENT

            PART 2:  FIELD AND ENGINEERING SUPPORT SERVICES


1.       Field Service Representation.

         Boeing will furnish field service representation to advise Customer with respect to the maintenance and operation of an aircraft (Field Service Representatives).

         1.1 Field Service Representatives will be available at a facility designated by Customer beginning before the scheduled delivery month of the first aircraft and ending 12 months after delivery of the last aircraft covered by a specific purchase agreement.

         1.2 Customer will provide, at no charge to Boeing, suitable furnished office space and office equipment at the location where Boeing is providing Field Service Representatives. As required, Customer will assist each Field Service Representative with visas, work permits, customs, mail handling, identification passes and formal introduction to local airport authorities.

         1.3 Boeing Field Service Representatives are assigned to various airports around the world. Whenever Customer's aircraft are operating through any such airport, the services of Boeing's
Field Service Representatives are available to Customer.

2.       Engineering Support Services.

         Boeing will, if requested by Customer, provide technical advisory assistance for any aircraft and Boeing Product (as defined in Part I of Exhibit C). Technical advisory assistance, provided from the Seattle area or at a base designated by Customer as appropriate, will include:

         2.1 Operational Problem Support. If Customer experiences operational problems with an aircraft, Boeing will analyze the information provided by Customer to determine the probable nature and cause of the problem and to suggest possible solutions.

         2.2 Schedule Reliability Support. If Customer is not satisfied with the schedule reliability of a specific model of aircraft, Boeing will analyze information provided by Customer to determine the nature and cause of the problem and to suggest possible solutions.

         2.3 Maintenance Cost Reduction Support. If Customer is concerned that actual maintenance costs of a specific model of aircraft are excessive, Boeing will analyze information provided by Customer to determine the nature and cause of the problem and to suggest possible solutions.

         2.4 Aircraft Structural Repair Support. If Customer is designing structural repairs and desires Boeing's support, Boeing will analyze and comment on Customer's engineering releases relating to structural repairs not covered by Boeing's Structural
Repair Manual.

         2.5 Aircraft Modification Support. If Customer is designing aircraft modifications and requests Boeing's support, Boeing will analyze and comment on Customer's engineering proposals for changes in, or replacement of, systems, parts, accessories or equipment manufactured to Boeing's detailed design. Boeing will not analyze or comment on any major structural change unless Customer's request for such analysis and comment includes complete detailed drawings, substantiating information (including any information required by applicable government agencies), all stress or other appropriate analyses, and a specific statement from Customer of the substance of the review and the response requested.

         2.6 Facilities, Ground Equipment and Maintenance Planning Support. Boeing will, at Customer's request, evaluate Customer's technical facilities, tools and equipment for servicing and maintaining aircraft, to recommend changes where necessary and to assist in the formulation of an overall maintenance plan.

         2.7 Post-Delivery Service Support. Boeing will, at Customer's request, perform work on an aircraft after delivery but prior to the initial departure flight or upon the return of the aircraft to Boeing's facility prior to completion of that flight. In that event the following provisions will apply.

                2.7.1     Boeing may rely upon the commitment
authority of the Customer's personnel requesting the work.

                2.7.2     As title and risk of loss has passed to
Customer, the insurance provisions of Article 8.2 of the AGTA apply.

                2.7.3     The provisions of the Boeing Warranty in
Part 2 of Exhibit C of this AGTA apply.

                2.7.4 Customer will pay Boeing for requested work not covered by the Boeing Warranty, if any.

                2.7.5 The DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 12 of Part 2 of Exhibit C of this AGTA apply.

         2.8 Additional Services. Boeing may, at Customer's request, provide additional services for an aircraft after delivery, which may include retrofit kit changes (kits and/or information), training, maintenance and repair of aircraft. Such additional services will be subject to a mutually acceptable price, schedule and scope of work. The DISCLAIMER AND RELEASE and the EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 12 of Part 2 of Exhibit C of this AGTA and the insurance provisions in Article 8.2 of this AGTA will apply to any such work. Title to and risk of loss of any such aircraft will always remain with Customer.

                      CUSTOMER SUPPORT DOCUMENT

             PART 3:  TECHNICAL INFORMATION AND MATERIALS


1.       General.

         Materials are defined as any and all items that are created by Boeing or a third party, which are provided pursuant to this AGTA, directly or indirectly from Boeing and serve primarily to contain, convey or embody information. Materials may include either tangible embodiments (for example, documents or drawings), or intangible embodiments (for example, software and other electronic forms) of information but excludes Aircraft Software. Aircraft Software is defined as software that is installed on and used in the operation of the aircraft.

         Boeing will furnish to Customer certain Materials to support the maintenance and operation of the aircraft at no additional charge to Customer, except as otherwise provided herein. Such Materials will, if applicable, be prepared generally in accordance with Air Transport Association of America (ATA) Specification No. 100, entitled "Specification for Manufacturers' Technical Data". Materials will be in English and in the units of measure used by Boeing to manufacture an aircraft.

         Digitally-produced Materials will, if applicable, be prepared generally in accordance with ATA Specification No. 2100, dated January 1994, "Digital Data Standards for Aircraft Support."

2.       Materials Planning Conferences.

         Customer and Boeing will conduct planning conferences approximately 12 months before the scheduled delivery month of the first aircraft of a model in order to mutually determine the proper format and quantity of Materials to be furnished to Customer in support of the aircraft.

         When available, Customer may select Boeing standard digital format as the delivery medium or, alternatively, Customer may select a reasonable quantity of printed and 16mm microfilm formats. When Boeing standard digital format is selected, Customer may also select up to 5 copies of printed or microfilm format copies, with the exception of the Illustrated Parts Catalog, which will be provided in one selected format only.

3.       Information and Materials - Incremental Increase.

         Until one year after the month of delivery of the last aircraft covered by a specific purchase agreement, Customer may annually request in writing a reasonable increase in the quantity of Materials with the exception of microfilm master copies, digital formats, and others for which a specified number of copies are provided. Boeing will provide the additional quantity at no additional charge beginning with the next normal revision cycle. Customer may request a decrease in revision quantities at any time.

4.       Advance Representative Copies.

         All advance representative copies of Materials will be selected by Boeing from available sources. Such advance copies will be for advance planning purposes only.

5.       Customized Materials.

         All customized Materials will reflect the configuration of each aircraft as delivered.

6.       Revisions.

         6.1 Revision Service. Boeing will provide revisions free of charge to certain Materials to be identified in the planning conference conducted for a specific model of aircraft, reflecting changes developed by Boeing, as long as Customer operates an aircraft of that model.

         6.2 Revisions Based on Boeing Service Bulletin Incorporation. If Boeing receives written notice that Customer intends to incorporate, or has incorporated, any Boeing service bulletin in an aircraft, Boeing will at no charge issue revisions to Materials with revision service reflecting the effects of such incorporation into such aircraft.

7.       Computer Software Documentation for Boeing Manufactured
Airborne Components and Equipment.

         Boeing will provide to Customer a Computer Software Index containing a listing of (i) all programmed airborne avionics components and equipment manufactured by Boeing or a Boeing subsidiary, designed and developed in accordance with Radio Technical Commission for Aeronautics Document No. RTCA/DO-178 dated January 1982, No. RTCA/DO-178A dated March 1985, or later as available, and installed by Boeing in aircraft covered by the applicable purchase agreement and (ii) specific software documents (Software Documentation) available to Customer from Boeing for the listed components and equipment.

         Two copies of the Computer Software Index will be furnished to Customer at no charge, with the first aircraft of a model.
Revisions to the Computer Software Index applicable to such model of aircraft will be issued to Customer at no charge, as revisions are developed by Boeing for so long as Customer operates the aircraft.

         Software Documentation will be provided to Customer upon written request. The charge to Customer for Software Documentation will be Boeing's price to reproduce the Software Documentation requested. Software Documentation will be prepared generally in accordance with ATA Specification No. 102 revised April 20, 1983, "Specification for Computer Software Manual" but Software Documentation will not include, and Boeing will not be obligated to provide, any code (including, but not limited to, original source code, assembled source code, or object code) on computer sensible media.

8.       Supplier Technical Data.

         8.1 For supplier-manufactured programmed airborne avionics components and equipment classified as Seller Furnished Equipment (SFE) or Seller Purchased Equipment (SPE) which contain computer software designed and developed in accordance with Radio Technical Commission for Aeronautics Document No. RTCA/DO-178 dated January 1982, No. RTCA/DO-178A dated March 1985, or later as available, Boeing will request that each supplier of the components and equipment make software documentation available to Customer in a manner similar to that described in Article 7 above.

         8.2 The provisions of this Article will not be applicable to items of BFE.

         8.3 Boeing will furnish to Customer a document identifying the terms and conditions of the product support agreements between Boeing and its suppliers requiring the suppliers to fulfill Customer's requirements for information and services in support of the specific model of aircraft.

9.       Buyer Furnished Equipment Data.

         Boeing will incorporate BFE information into the customized Materials providing Customer makes the information available to Boeing at least nine months prior to the scheduled delivery month of Customer's first aircraft of a specific model. Customer agrees to furnish the information in Boeing standard digital format if Materials are to be delivered in Boeing standard digital format.

10.      Materials Shipping Charges.

         Boeing will pay the reasonable transportation costs of the Materials. Customer is responsible for any customs clearance charges, duties, and taxes.

11.      Customer's Shipping Address.

         The Materials furnished to Customer hereunder are to be sent to a single address to be specified. Customer will promptly notify Boeing of any change to the address.

                       CUSTOMER SUPPORT DOCUMENT

           PART 4:  ALLEVIATION OR CESSATION OF PERFORMANCE


Boeing will not be required to provide any Materials, services, training or other things at a facility designated by Customer if any of the following conditions exist:

         1.     a labor stoppage or dispute in progress involving
Customer;

         2. wars or warlike operations, riots or insurrections in the country where the facility is located;

         3. any condition at the facility which, in the opinion of Boeing, is detrimental to the general health, welfare or safety of its personnel or their families;

         4. the United States Government refuses permission to Boeing personnel or their families to enter into the country where the facility is located, or recommends that Boeing personnel or their families leave the country; or

         5. the United States Government refuses permission to Boeing to deliver Materials, services, training or other things to the country where the facility is located.

After the location of Boeing personnel at the facility, Boeing further reserves the right, upon the occurrence of any of such events, to immediately and without prior notice to Customer relocate its personnel and their families.

                      CUSTOMER SUPPORT DOCUMENT

            PART 5:  PROTECTION OF PROPRIETARY INFORMATION
                       AND PROPRIETARY MATERIALS


1.       General.

Title to all Materials containing, conveying or embodying confidential, proprietary or trade secret information (Proprietary Information) belonging to Boeing or a third party (Proprietary Materials), will at all times remain with Boeing or such third party. Customer will treat all Proprietary Materials and all Proprietary Information in confidence and use and disclose the same only as specifically authorized in this AGTA or the CSGTA, and except to the extent required by law.

2.       License Grant.

         Boeing grants to Customer a worldwide, non-exclusive, non-transferable license to use and disclose Proprietary Materials in accordance with the terms and conditions of this AGTA. Customer is authorized to make copies of Materials (except for Materials bearing the copyright legend of a third party), and all copies of Proprietary Materials will belong to Boeing and be treated as Proprietary Materials under this AGTA. Customer will preserve all proprietary legends, and all copyright notices on all Materials and insure the inclusion of those legends and notices on all copies.

3.       Use of Proprietary Materials and Proprietary Information.

         Customer is authorized to use Proprietary Materials and Proprietary Information for the purpose of: (a) operation, maintenance, repair, or modification of Customer's aircraft for which the Proprietary Materials and Proprietary Information have been specified by Boeing and (b) development and manufacture of training devices for use by Customer.

4.       Providing of Proprietary Materials to Contractors.

         Customer is authorized to provide Proprietary Materials to Customer's contractors for the sole purpose of maintenance, repair, or modification of Customer's aircraft for which the Proprietary Materials have been specified by Boeing. In addition, Customer may provide Proprietary Materials to Customer's contractors for the sole purpose of developing and manufacturing training devices for Customer's use. Before providing Proprietary Materials to its contractor, Customer will first obtain a written agreement from the contractor by which the contractor agrees (a) to use the Proprietary Materials only on behalf of Customer, (b) to be bound by all of the restrictions and limitations of this Part 5, and (c) that Boeing is a third party beneficiary under the written agreement. Customer agrees to provide copies of all such written agreements to Boeing upon request. A sample agreement acceptable to Boeing is attached as Appendix VII.

5.       Providing of Proprietary Materials and Proprietary
         Information to Regulatory Agencies.

         When and to the extent required by a government regulatory agency having jurisdiction over Customer or an aircraft, Customer is authorized to provide Proprietary Materials and to disclose Proprietary Information to the agency for use in connection with Customer's operation, maintenance, repair, or modification of such aircraft. Customer agrees to take all reasonable steps to prevent the agency from making any distribution, disclosure, or additional use of the Proprietary Materials and Proprietary Information provided or disclosed. Customer further agrees to notify Boeing immediately upon learning of any (a) distribution, disclosure, or additional use by the agency, (b) request to the agency for distribution, disclosure, or additional use, or (c) intention on the part of the agency to distribute, disclose, or make additional use of Proprietary Materials or Proprietary Information.

                              EXHIBIT C

                                  to

                   AIRCRAFT GENERAL TERMS AGREEMENT

                               AGTA-CAL

                                between

                          THE BOEING COMPANY

                                  and

                      CONTINENTAL AIRLINES, INC.



                      PRODUCT ASSURANCE DOCUMENT


                        This document contains:

                Part 1:  Exhibit C Definitions

                Part 2:  Boeing Warranty

                Part 3:  Boeing Service Life Policy

                Part 4:  Supplier Warranty Commitment

                Part 5:  Boeing Interface Commitment

                Part 6:   Boeing Indemnities against Patent and
                          Copyright Infringement

                     PRODUCT ASSURANCE DOCUMENT

                    PART 1:  EXHIBIT C DEFINITIONS

         Authorized Agent - Agent appointed by Customer to perform corrections and to administer warranties (see Appendix VI to the AGTA for a form acceptable to Boeing).

         Average Direct Hourly Labor Rate - the average hourly rate (excluding all fringe benefits, premium-time allowances, social charges, business taxes and the like) paid by Customer to its Direct Labor employees.

         Boeing Product - any system, accessory, equipment, part or Aircraft Software that is manufactured by Boeing or manufactured to Boeing's detailed design with Boeing's authorization.

         Correct - to repair, modify, provide modification kits or replace with a new product.

         Correction - a repair, a modification, a modification kit or replacement with a new product.

         Corrected Boeing Product - a Boeing Product which is free of defect as a result of a Correction.

         Direct Labor - Labor spent by Customer's direct labor employees to remove, disassemble, modify, repair, inspect and bench test a defective Boeing Product, and to reassemble, reinstall a Corrected Boeing Product and perform final inspection.

         Direct Materials - Items such as parts, gaskets, grease, sealant and adhesives, installed or consumed in performing a Correction, excluding allowances for administration, overhead, taxes, customs duties and the like.

         Source Control Drawing (SCD) - a Boeing document defining specifications for certain Supplier Products.

         Supplier - the manufacturer of a Supplier Product.

         Supplier Product - any system, accessory, equipment, part or Aircraft Software that is not manufactured to Boeing's detailed design. This includes but is not limited to parts manufactured to a SCD, all standards, and other parts obtained from non-Boeing sources.

                     PRODUCT ASSURANCE DOCUMENT

                       PART 2:  BOEING WARRANTY

1.       Warranty Applicability.

         This warranty applies to all Boeing Products and other items as specified. Additional warranties applicable to Supplier Products are in Part 4. Additional warranties applicable to engines will be provided by Supplemental Exhibits to individual purchase agreements.

2.       Warranty.

         2.1 Coverage. Boeing warrants that at the time of aircraft delivery:

                (i) the aircraft, including all Boeing Products, engines, and Supplier Products will conform to the Detail Specification except for portions stated to be estimates, approximations or design objectives;

                (ii) all Boeing Products in the aircraft will be free from defects in material and workmanship, including process of manufacture;

                (iii) all Boeing Products in the aircraft will be free from defects in design, including selection of materials and the process of manufacture, in view of the state of the art at the time of design, and

                (iv) the workmanship utilized to install Supplier Products, engines and BFE will be free from defects.

         2.2 Exceptions. The following conditions do not constitute a defect under this warranty:

                (i) conditions resulting from normal wear and tear;

                (ii) conditions resulting from acts or omissions of Customer; and

                (iii)  conditions resulting from failure to
                       properly service and maintain the aircraft.

3.       Warranty Periods.

         3.1 Warranty. The warranty period begins on the date of aircraft delivery and ends: (i) after 48 months for Boeing aircraft models 777-200, -300 or 737-600, -700, -800, or new aircraft models designed and manufactured with similar, new technology; or, (ii) after 36 months for any other Boeing aircraft model.

         3.2 Warranty on Corrected Boeing Products. The warranty period applicable to a Corrected Boeing Product, including the workmanship to Correct and install, resulting from a defect in material or workmanship is the remainder of the warranty period for the defective Boeing Product it replaced. The warranty period for a Corrected Boeing Product resulting from a defect in design is (i) 18 months or the remainder of the initial warranty period, whichever is longer; or (ii) 6 months following the initial installation of the Corrected Boeing Product provided that such time period shall not be greater than 6 months past the initial warranty period, whichever is longer. The 18 month period begins on the date of delivery of the Corrected Boeing Product or date of delivery of the kit or kits furnished to correct the Boeing
Product.

         3.3 Survival of Warranties. All warranty periods are stated above. The Performance Guarantees will not survive delivery of the aircraft.

4.       Remedies.

         4.1 Defect Correction. At Customer's option, Boeing will either Correct or reimburse Customer to Correct defects in Boeing Products discovered during the warranty period.

         4.2 Warranty Labor Rate. If Customer or its Authorized Agent Corrects a defective Boeing Product, reimbursement to Customer for Direct Labor hours will be provided at Customer's established Warranty Labor Rate. Customer's established Warranty Labor Rate will be the greater of the standard labor rate or 150% of Customer's Average Direct Hourly Rate. The standard labor rate paid by Boeing to its customers is established and published annually. Prior to or concurrently with submittal of Customer's first claim for Direct Labor reimbursement, Customer will notify Boeing of Customer's then-current Average Direct Hourly Labor rate, and thereafter notify Boeing of any material change in such rate. Boeing will require information from Customer to substantiate such rates.
         4.3 Warranty Inspections. In addition to the remedies to Correct defects in Boeing Products, Boeing will reimburse Customer for cost of Direct Labor to perform inspections of the aircraft to determine whether or not a covered defect exists in a Boeing Product, provided:

                4.3.1 the inspections are recommended by a service bulletin or service letter issued by Boeing during the warranty period; and

                4.3.2 such reimbursement will not apply to any inspections performed after a Correction is available to Customer.

         4.4 Credit Memorandum Reimbursement. Boeing will make all reimbursements by credit memoranda which may be applied toward the purchase of Boeing goods and services.

         4.5 Maximum Reimbursement. Unless previously agreed, the maximum reimbursement for Direct Labor and Direct Materials used to Correct a defective Boeing Product will not exceed 65% of Boeing's then-current sales price for a new replacement Boeing Product or such other percentage as may be mutually established in an AOG situation.

5.       Discovery and Notice.

         5.1    For a claim to be valid:

                (i) the defect must be discovered during the warranty period; and

                (ii) Boeing Product Assurance Contracts must receive written notice of the discovery no later than 90 days after expiration of the warranty period. The notice must include sufficient information to substantiate the claim.

         5.2 Receipt of Customer's or its Authorized Agent's notice of the discovery of a defect secures Customer's rights to remedies under this Exhibit C, even though a Correction is performed after the expiration of the warranty period.

         5.3 Once Customer has given valid notice of the discovery of a defect, a claim should be submitted as soon as practicable after performance of the Correction.

         5.4 Boeing may release service bulletins or service letters advising Customer of the availability of certain warranty remedies. When such advice is provided, Customer will be deemed to have fulfilled the requirements for discovery of the defect and submittal of notice under this Exhibit C as of the date specified in the service bulletin or service letter.

6.       Filing a Claim.

         6.1 Authority to File. Claims may be filed by Customer or its Authorized Agent. Appointment of an Authorized Agent will only be effective upon Boeing's receipt of the Authorized Agent's express written agreement, in a form satisfactory to Boeing, to be bound by and to comply with all applicable terms and conditions of this Aircraft General Terms Agreement.

         6.2    Claim Information.

                6.2.1  Claimant is responsible for providing
sufficient information to substantiate Customer's rights to remedies under this Exhibit C. Boeing may reject a claim for lack of sufficient information. At a minimum, such information must include:

                (i)    identity of claimant;

                (ii) serial or block number of the aircraft on which the defective Boeing Product was delivered;

                (iii)  part number and nomenclature of defective
                       Boeing Product;

                (iv) purchase order number and date of delivery of the defective spare part

                (v)    description and substantiation of the
                       defect;

                (vi)   date the defect was discovered; and,

                (vii)  date the Correction was completed.

         6.2.2 Additional information may be required based on the nature of the defect and the remedies requested.

         6.3    Boeing Claim Processing.

                6.3.1 Any claim for a Boeing Product returned by Customer or its Authorized Agent to Boeing for Correction must accompany the Boeing Product. Any claim not associated with the return of a Boeing Product must be signed and submitted in writing directly by Customer or its Authorized Agent to Boeing Product Assurance Contracts.

                6.3.2 Boeing will promptly review the claim and will give notification of claim approval or rejection. If the claim is rejected, Boeing will provide a written explanation and reasonable substantiation of such rejection.

7.       Limited Warranty for Certain Materials.

         7.1 Boeing warrants that, at the time of delivery, all Materials created by Boeing will be free from errors and defects in media.

         7.2 Warranty Periods and Claims. The warranty period with respect to an error or a defect in any Materials created by Boeing begins at delivery of the Materials in which the error or defect is discovered and ends 48 months after delivery of the Materials.

                The claimed error or defect must become apparent to Customer within the applicable warranty period, and Boeing Product Assurance Contracts must receive written notice of such error or defect at the earliest practicable time after the error or defect is discovered by Customer, but in no event, later than 90 days after expiration of the applicable warranty period.

         7.3 Remedy. Customer's remedy for an error or a defect in media is replacement of the erroneous or defective Materials created by Boeing with Materials free from such error or defect.

8.       Corrections Performed by Customer or Its Authorized Agent.

         8.1 Facilities Requirements. Customer or its Authorized Agent may, at its option, Correct defective Boeing Products at its facilities, or may subcontract Corrections to a third party contractor certified by Customer's Civil Aviation Authority or the Federal Aviation Authority.

         8.2 Technical Requirements. All Corrections done by Customer, its Authorized Agent or a third party contractor must be performed in accordance with Boeing's applicable service manuals, bulletins or other written instructions, using parts and materials furnished or approved by Boeing.

         8.3    Reimbursement.

                8.3.1 Boeing will reimburse for reasonable costs of Direct Materials and Direct Labor (excluding time expended for overhaul) at Customer's Warranty Labor Rate to Correct a defective Boeing Product. Claims for reimbursement must contain sufficient information to substantiate Direct Labor hours expended and Direct Materials consumed. Customer or its Authorized Agent may be required to produce invoices for materials.

                8.3.2 Reimbursement for Direct Labor hours to perform Corrections stated in a service bulletin will be based on the labor estimates in the service bulletin. Boeing will review the rembursement amount if Customer's actual Direct Labor hours exceed the service bulletin estimates by 25%.

                8.3.3 Boeing will reimburse Customer's freight charges associated with a Correction of a defect on a Boeing
Product performed by its Authorized Agent or a third party contractor.

         8.4    Disposition of Defective Boeing Products  Beyond
Economical Repair.

                8.4.1 A defective Boeing Product with a value of U.S. $2000 or less may be scrapped without notification to Boeing. If such Product has a value greater than U.S. $2000, Customer must obtain confirmation of unrepairability by Boeing's on-site Customer Services Representative prior to scrapping. Confirmation may be in the form of the Representative's signature on Customer's claim or through direct communication between the Representative and Boeing Product Assurance Contracts.

                8.4.2 A defective Boeing Product with a value greater than $2000 found to be beyond economical repair will be retained for a period of 60 days from the date Boeing receives Customer's claim unless previously approved to be scrapped as provided in paragraph 8.4.1. Customer may scrape such defective Boeing Product after 60 days. Boeing may request return of such defective Boeing Product during the 60 day period for inspection and confirmation of a defect.

9.       Corrections Performed by Boeing.

         9.1 Freight Charges. Customer or its Authorized Agent will pay shipping charges to return a Boeing Product to Boeing. Boeing will reimburse Customer or its Authorized Agent for the charge for any item determined to be defective under this AGTA. Boeing will pay shipping charges to return the Corrected Boeing Product.

         9.2 Customer Instructions. The documentation shipped with the returned defective Boeing Product may include specific technical instructions for work to be performed on the Boeing Product. The absence of such instructions will evidence Customer's authorization for Boeing to perform all necessary Corrections and work required to return the Boeing Product to a serviceable condition.

         9.3    Correction Time Objectives.

                9.3.1 Boeing's objective for making Corrections is 10 working days for avionics and electronic Boeing Products, 30 working days for Corrections of other Boeing Products performed at Boeing's facilities, and 40 working days for Corrections of other Boeing Products performed at a Boeing subcontractor's facilities. The objectives are measured from the date Boeing receives the defective Boeing Product and a valid claim to the date Boeing ships the Correction.

                9.3.2 If Customer has a critical parts shortage because Boeing has exceeded a Correction time objective and Customer has procured spare Boeing Products for the defective Boeing Product in quantities shown in Boeing's Recommended Spare Parts List (RSPL) as agreed to by Customer, then Boeing will either expedite the Correction or provide a similar Boeing Product on a no charge loan or lease basis until a Corrected Boeing Product is returned.

         9.4    Title Transfer and Risk of Loss.

                9.4.1 Title to and risk of loss of any Boeing Product returned to Boeing will at all times remain with Customer or any other title holder of such Boeing Product. While Boeing has possession of the returned Boeing Product, Boeing will have only such liabilities as a bailee for mutual benefit would have, but will not be liable for loss of use.

                9.4.2 If a Correction requires shipment of a new Boeing Product, then at the time Boeing ships the new Boeing Product, title to and risk of loss for the returned Boeing Product will pass to Boeing, and title to and risk of loss for the new Boeing Product will pass to Customer.

10.      Returning an Aircraft.

         10.1 Conditions. An aircraft may be returned to Boeing's facilities for Correction only if:

                (i)    Boeing and Customer agree a defect exists;

                (ii)   Customer lacks access to adequate
                       facilities, equipment or qualified personnel to perform the Correction; and

                (iii) it is not practical, in Boeing's estimation, to dispatch Boeing personnel to perform the Correction at a remote site.

         10.2 Correction Costs. Boeing will perform the Correction at no charge to Customer. Subject to the conditions of
Article 10.1, Boeing will reimburse Customer for the costs of fuel, oil and landing fees incurred in ferrying the aircraft to Boeing and back to Customer's facilities. Customer will minimize the length of both flights.

         10.3 Separate Agreement. Boeing and Customer will enter into a separate agreement covering return of the aircraft and performance of the Correction. Authorization by Customer for Boeing to perform additional work that is not part of the Correction must be received within 24 hours of Boeing's request.
If such authorization is not received within 24 hours, Customer will be invoiced for work performed by Boeing that is not part of the Correction at Boeing's standard rates.

11.      Insurance.

         The provisions of Article 8.2 "Insurance", of this AGTA, will apply to any work performed by Boeing in accordance with Customer's specific technical instructions, to the extent any legal liability of Boeing is based upon the content of such instructions.

12.      Disclaimer and Release; Exclusion of Liabilities.

         12.1 DISCLAIMER AND RELEASE. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND THE REMEDIES OF CUSTOMER IN THIS EXHIBIT C ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER
HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST BOEING, EXPRESS OR IMPLIED,
ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER
THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT, INCLUDING, BUT NOT LIMITED TO:

                (A)    ANY IMPLIED WARRANTY OF MERCHANTABILITY OR
                       FITNESS;

                (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF
                       TRADE;

                (C)    ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR
                       REMEDY IN TORT, WHETHER OR NOT ARISING FROM
                       THE NEGLIGENCE OF BOEING; AND

                (D)    ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR
                       REMEDY FOR LOSS OF OR DAMAGE TO ANY
                       AIRCRAFT.

         12.2 EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES. BOEING WILL HAVE NO OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING, OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT.

         12.3 Definitions. For the purpose of this Article, "BOEING" or "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each, and their respective directors, officers, employees and agents.

                     PRODUCT ASSURANCE DOCUMENT

                  PART 3:  BOEING SERVICE LIFE POLICY


1.       Definitions.

         SLP Component - any of the primary structural elements (excluding industry standard parts) of the landing gear, wing, fuselage, vertical or horizontal stabilizer listed in the applicable purchase agreement for a specific model of aircraft that is installed in the aircraft at time of delivery or is purchased from Boeing by Customer as a spare part. The detailed SLP Component listing will be in Supplemental Exhibit SLP1 to each Purchase Agreement.

2.       Service Life Policy.

         2.1 SLP Commitment. If a failure or defect is discovered in a SLP Component within the time periods specified in
Article 2.2 below, Boeing will, at a price calculated pursuant to
Article 3 below, Correct the SLP Component.

         2.2    SLP Policy Periods.

                2.2.1  The policy period for SLP Components
initially installed on an aircraft is 12 years after the date of delivery of the aircraft.

                2.2.2  The policy period for SLP Components
purchased from Boeing by Customer as spare parts is 12 years from delivery of such SLP Component, or 12 years from delivery of a replacement SLP Component, or 12 years from the date of delivery of the last aircraft produced by Boeing of a specific model, whichever first expires.

3.       Price.

         The price that Customer will pay for the Correction of a defective or failed SLP Component will be calculated pursuant to the following formula:

                P =    CT
                       144

         where:

                P =    price to Customer

                C =    SLP Component sales price at time of
                       Correction

                T =    total age in months of the defective or
                       failed SLP Component from the date of
                       delivery to Customer to the date of
                       discovery of such condition.

4.       Conditions.

         Boeing's obligations under this Policy are conditioned upon the following:

         4.1 Customer must notify Boeing in writing of the defect or failure within three months after it becomes apparent.

         4.2 Customer must provide reasonable evidence that the claimed defect or failure is covered by this Policy and if requested by Boeing, that such defect or failure was not the result of (i) a defect or failure in a component not covered by this Policy, (ii) an extrinsic force, (iii) an act or omission of Customer, or (iv) operation or maintenance contrary to applicable governmental regulations or Boeing's instructions.

         4.3 If return of a defective or failed SLP Component is practicable and requested by Boeing, Customer will return such SLP Component to Boeing at Boeing's expense.

         4.4 Customer's rights and remedies under this Policy are limited to the receipt of a Correction at prices calculated pursuant to Article 3 above.

5.       Disclaimer and Release; Exclusion of Liabilities.

         This Part 3 and the rights and remedies of Customer and the obligations of Boeing are subject to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions of Article 12 of Part 2 of this Exhibit C.

                     PRODUCT ASSURANCE DOCUMENT

                 PART 4:  SUPPLIER WARRANTY COMMITMENT


1.       Supplier Warranties and Supplier Patent and Copyright
         Indemnities.

         Boeing will use diligent efforts to obtain adequate warranties and indemnities against patent and copyright infringement enforceable by Customer from Suppliers of Supplier Products (except for engines) installed on the aircraft at the time of delivery that were selected and purchased by Boeing, but not manufactured to Boeing's detailed design. Boeing will furnish copies of the warranties and patent and copyright indemnities to Customer in Boeing Document D6-56115, Product Support and Product Assurance Supplier Defined Equipment Information, prior to the scheduled delivery month of the first aircraft under the initial purchase agreement to the AGTA.

2.       Boeing Assistance in Administration of Supplier Warranties.

         Customer will be responsible for submitting warranty claims directly to Suppliers; however, if Customer experiences problems enforcing any Supplier warranty obtained by Boeing for Customer, Boeing will conduct an investigation of the problem and assist Customer in the resolution of those claims.

3.       Boeing Support in Event of Supplier Default.

         3.1 If the Supplier defaults in the performance of a material obligation under its warranty, and Customer provides evidence to Boeing that a default has occurred, then Boeing will furnish the equivalent warranty terms as provided by this AGTA.

         3.2 At Boeing's request, Customer will assign to Boeing, and Boeing will be subrogated to, Customer's rights against the Supplier provided by the Supplier warranty.

                     PRODUCT ASSURANCE DOCUMENT

                 PART 5:  BOEING INTERFACE COMMITMENT

1.       Interface Problems.

         An Interface Problem is defined as a technical problem in the operation of an aircraft or its systems experienced by Customer, the cause of which is not readily identifiable by Customer but which Customer believes to be attributable to the design characteristics of the aircraft or its systems. In the event Customer experiences an Interface Problem, Boeing will, without additional charge to Customer, promptly conduct an investigation and analysis to determine the cause or causes of the Interface Problem. Boeing will promptly advise Customer at the conclusion of its investigation of Boeing's opinion as to the causes of the Interface Problem and Boeing's recommendation as to corrective action.

2.       Boeing Responsibility.

         If Boeing determines that the Interface Problem is primarily attributable to the design of any Boeing Product, Boeing will Correct the design to the extent of any then-existing obligations of Boeing under the provisions of the applicable Boeing Warranty or Boeing Service Life Policy.

3.       Supplier Responsibility.

         If Boeing determines that the Interface Problem is primarily attributable to the design of a Supplier Product, Boeing will assist Customer in processing a warranty claim against the Supplier.

4.       Joint Responsibility.

         If Boeing determines that the Interface Problem is partially attributable to the design of a Boeing Product and partially to the design of a Supplier Product, Boeing will seek a solution to the Interface Problem through the cooperative efforts of Boeing and the Supplier and will promptly advise Customer of the resulting corrective actions and recommendations.

5.       General.

         Customer will, if requested by Boeing, assign to Boeing any of Customer's rights against any Supplier as Boeing may require to fulfill its obligations hereunder.

6.       Disclaimer and Release; Exclusion of Liabilities.

         This Part 5 and the rights and remedies of Customer and the obligations of Boeing herein are subject to the DISCLAIMER AND
RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions of Article 12 of Part 2 of this Exhibit C.
                      PRODUCT ASSURANCE DOCUMENT

              PART 6:  BOEING INDEMNITIES AGAINST PATENT
                      AND COPYRIGHT INFRINGEMENT


1.       Indemnity Against Patent Infringement.

         Boeing will defend, indemnify and hold harmless Customer with respect to all claims, suits, costs and liabilities arising out of any actual or alleged patent infringement through Customer's use, lease or resale of any aircraft or any Boeing Product installed on an aircraft at delivery.

2.       Indemnity Against Copyright Infringement.

         Boeing will defend, indemnify and hold harmless Customer with respect to all claims, suits, costs and liabilities arising out of any actual or alleged copyright infringement through Customer's use, lease or resale of any Boeing created Materials and Aircraft Software installed on an aircraft at delivery.

3.       Exceptions, Limitations and Conditions.

         3.1 Boeing's obligation to indemnify Customer for patent infringement will extend only to infringements in countries which, at the time of the infringement, were party to and fully bound by either (a) Article 27 of the Chicago Convention on International Civil Aviation of December 7, 1944, or (b) the International Convention for the Protection of Industrial Property (Paris Convention).

         3.2 Boeing's obligation to indemnify Customer for copyright infringement is limited to infringements in countries which, at the time of the infringement, are members of The Berne Union and recognize computer software as a "work" under The Berne Convention.

         3.3 The indemnities provided under this Part 6 will not apply to any (i) BFE, (ii) engines, (iii) Supplier Product (iv)
Boeing Product used other than for its intended purpose, or (v)
Aircraft Software not created by Boeing.

         3.4 Customer must deliver written notice to Boeing (i) within 10 days after Customer first receives notice of any suit or other formal action against Customer and (ii) within 20 days after Customer first receives any other written allegation or written claim of infringement covered by this Part 6.

         3.5 At any time, Boeing will have the right at its option and expense to: (i) negotiate with any party claiming infringement, (ii) assume or control the defense of any infringement allegation, claim, suit or formal action, (iii) intervene in any infringement suit or formal action , and/or (iv) attempt to resolve any claim of infringement by replacing an allegedly infringing Boeing Product, Materials or Aircraft Software with a noninfringing equivalent.

         3.6 Customer will promptly furnish to Boeing all information, records and assistance within Customer's possession or control which Boeing considers relevant or material to any alleged infringement covered by this Part 6.

         3.7 Except as required by a final judgment entered against Customer by a court of competent jurisdiction from which no appeals can be or have been filed, Customer will obtain Boeing's written approval prior to paying, committing to pay, assuming any obligation or making any material concession relative to any infringement covered by these indemnities.

         3.8 BOEING WILL HAVE NO OBLIGATION OR LIABILITY UNDER THIS PART 6 FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES OF CUSTOMER. THE OBLIGATIONS OF BOEING AND REMEDIES OF CUSTOMER IN THIS PART 6 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER INDEMNITIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT OR THE LIKE BY ANY AIRCRAFT, AIRCRAFT SOFTWARE, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT.

         3.9 For the purposes of this Part 6, "BOEING or Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.

         3.10 For the purposes of this Part 6, "Customer" is defined as Continental Airlines, Inc, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.

                              EXHIBIT D

                                  to

                   AIRCRAFT GENERAL TERMS AGREEMENT

                               AGTA-CAL

                                between

                          THE BOEING COMPANY

                                  and

                      CONTINENTAL AIRLINES, INC.



                         ESCALATION ADJUSTMENT


                    AIRFRAME AND OPTIONAL FEATURES


           (For Model 737-600, 737-700 and 737-800, Airframe
                   Price Includes the Engine Price)

                              EXHIBIT D


                         ESCALATION ADJUSTMENT




1.       Formula.

         Airframe and Optional Features price adjustments (Airframe Price Adjustment); are used to allow prices to be stated in current year dollars at the signing of the applicable purchase agreement and to adjust the amount to be paid by Customer at delivery for the effects of economic fluctuation. The Airframe Price Adjustment will be determined at the time of aircraft delivery in accordance with the following formula:

         Pa = (P)(L + M - 1)

         Where:

         Pa =   Airframe Price Adjustment.  (For Model 737-600,
                737-700 and 737-800, the Airframe Price includes the Engine Price.)

         L =    .65 x  ECI
                       ECIb     where ECIb is the base year index
                                (as set forth in Table 1 of the
                                applicable purchase agreement)

         M =    .35 x  ICI
                       ICIb     where ICIb is the base year index
                                (as set forth in Table 1 of the
                                applicable purchase agreement)

         P = Airframe Price plus Optional Features Price (as set forth in the applicable purchase agreement).

         ECI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Employment Cost Index for workers in aerospace manufacturing" (ECI code 3721), calculated by establishing a three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the values for the fifth, sixth and seventh months prior to the month of scheduled delivery of the applicable aircraft. As the Employment Cost Index values are only released on a quarterly basis, the value released for the month of March will be used for the months of January and February; the value for June used for April and May; the value for September used for July and August; and the value for December used for October and November.

         ICI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Producer Prices and Price Index - Industrial Commodities Index ", calculated as a 3-month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 5th, 6th and 7th months prior to the month of scheduled delivery of the applicable aircraft.

         As an example, for an aircraft scheduled to be delivered in the month of January, the months June, July and August of the preceding year will be utilized in determining the value of ECI and ICI.

Note:    i.     In determining the values of L and M, all
         calculations and resulting values will be expressed as a decimal rounded to the nearest ten-thousandth.

         ii. .65 is the numeric ratio attributed to labor in the Airframe Price Adjustment formula.

         iii. .35 is the numeric ratio attributed to materials in the Airframe Price Adjustment formula.

         iv. The denominators (base year indices) are the actual average values reported by the U.S. Department of Labor, Bureau of Labor Statistics (base year June 1989 = 100).
         The applicable base year and corresponding denominator will be provided by Boeing in the applicable purchase agreement.

2.       Values to be Utilized in the Event of Unavailability.

         2.1 If the Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the ECI and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Airframe Price Adjustment, the parties will, prior to the delivery of any such aircraft, select a substitute from other Bureau of Labor Statistics data or similar data reported by non-governmental organizations. Such substitute will result in the same adjustment, insofar as possible, as would have been calculated utilizing the original values adjusted for fluctuation during the applicable time period. However, if within 24 months after delivery of the aircraft, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the aircraft from that determined at the time of delivery of the aircraft.

         2.2 Notwithstanding Article 2.1 above, if prior to the scheduled delivery month of an aircraft the Bureau of Labor
Statistics changes the base year for determination of the ECI and ICI values as defined above, such re-based values will be incorporated in the Airframe Price Adjustment calculation.

         2.3 In the event escalation provisions are made non-enforceable or otherwise rendered void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Purchase Price of any affected aircraft to reflect an allowance for increases or decreases in labor compensation and material costs occurring since February, 1995, which is consistent with the applicable provisions of paragraph 1 of this Exhibit D.

Note:    i.     The values released by the Bureau of Labor
         Statistics and available to Boeing 30 days prior to the scheduled delivery month of an aircraft will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment for the aircraft invoice at the time of delivery. The values will be considered final and no Aircraft Price Adjustments will be made after Aircraft delivery for any subsequent changes in published Index values.

         ii. The maximum number of digits utilized in any part of the Airframe Price Adjustment equation will be 4, where rounding of the fourth digit will be increased to the next highest digit when the 5th digit is equal to 5 or greater.

                  Listing of Insurance Requirements

The following is a listing of the terms, limits, provisions and coverages required by Article 8.2.1.

ISSUED TO:             The Boeing Company
                       Post Office Box 3707
                       Mail Stop 13-57
                       Seattle, Washington 98124
                       Attn:  Manager - Aviation Insurance for
                              Vice President - Employee Benefits,
                              Insurance and Taxes

CC:                    Boeing Commercial Airplane Group
                       P.O. Box 3707
                       Mail Stop 75-38
                       Seattle, Washington 98124-2207
                       U.S.A.
                       Attn:  Vice President - Contracts

NAMED INSURED:         Continental Airlines, Inc.


We hereby certify that in our capacity as Brokers to the Named
Insured, the following described insurance is in force on this date:

Insurer                         Policy No. Participation

POLICY PERIOD:  From [date and time of inception of the
                Policy(ies)] to [date and time of expiration].

GEOGRAPHICAL LIMITS:   Worldwide (however, as respects "Aircraft
                       Hull War and Allied Perils" Insurance, as agreed by Boeing).

AIRCRAFT INSURED:     All Boeing manufactured aircraft owned or
                       operated by the Named Insured which are the subject of the following purchase agreement(s), entered into between The
                       Boeing Company and _________________
                       (hereinafter "Aircraft"):

                       Purchase Agreement No. ____ dated ______
                       Purchase Agreement No. ____ dated ______

COVERAGES:

1.  Aircraft "all risks" Hull (Ground and Flight)
2. Aircraft Hull War and Allied Perils (as per LSW 555, or its successor wording)
3.  Airline Liability

Including, but not limited to, Bodily Injury, Property Damage,
Aircraft Liability, Liability War Risks, Passenger Legal Liability, Premises/Operations Liability, Completed Operations/Products
Liability, Baggage Legal Liability (checked and unchecked), Cargo
Legal Liability, Contractual Liability and Personal Injury.

The above-referenced Airline Liability insurance coverage is subject to War and Other Perils Exclusion Clause (AV48B) but all sections, other than section (b) are reinstated as per AV52C, or their successor endorsements.

LIMITS OF LIABILITY:

To the fullest extent of the Policy limits that the Named Insured carries from the time of delivery of the first Aircraft under the first Purchase Agreement listed under "Aircraft Insured" and thereafter at the inception of each policy period, but in any event no less than the following:

Combined Single Limit Bodily Injury and Property Damage: U.S.$ any one occurrence each Aircraft (with aggregates as applicable).

    (737-500/600)               US$350,000,000
    (737-300/700)               US$400,000,000
    (737-400)                   US$450,000,000
    (737-800)                   US$500,000,000
    (757-200)                   US$450,000,000
    (757-300)                   US$550,000,000
    (767-200)                   US$550,000,000
    (767-300)                   US$700,000,000
    (767-400ER)                 US$750,000,000
    (777-200/300)               US$800,000,000
    (777-200X)                  US$750,000,000
    (777-300X)                  US$900,000,000
    (747-400)                   US$900,000,000

(In regard to all other models and/or derivatives, to be specified by Boeing).

(In regard to Personal Injury coverage, limits are US$25,000,000 any one offense/aggregate.)

DEDUCTIBLES / SELF-INSURANCE

Any deductible and/or self-insurance amount (other than standard market deductibles) are to be disclosed and agreed by Boeing.

SPECIAL PROVISIONS APPLICABLE TO BOEING:

It is certified that Insurers are aware of the terms and conditions of AGTA-CAL and the following purchase agreements:

PA ______ dated _______
PA ______ dated _______
PA ______ dated _______

Each Aircraft manufactured by Boeing which is delivered to the Insured pursuant to the applicable purchase agreement during the period of effectivity of the policies represented by this Certificate will be covered to the extent specified herein.

Insurers have agreed to the following:

    A. In regard to Aircraft "all risks" Hull Insurance and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rights of subrogation or recourse against Boeing in accordance with AGTA-CAL which was incorporated by reference into the applicable purchase agreement.

    B.    In regard to Airline Liability Insurance, Insurers agree:

         (1) To include Boeing as an additional insured in accordance with Customer's undertaking in Article 8.2.1 of AGTA-CAL which was incorporated by reference into the applicable purchase agreement.

         (2) To provide that such insurance will be primary and not contributory nor excess with respect to any other insurance available for the protection of Boeing;

         (3) To provide that with respect to the interests of Boeing, such insurance shall not be invalidated or minimized by any action or inaction, omission or misrepresentation by the Insured or any other person or party (other than Boeing) regardless of any breach or violation of any warranty, declaration or condition contained in such policies;

         (4) To provide that all provisions of the insurance coverages referenced above, except the limits of liability, will operate to give each Insured or additional insured the same protection as if there were a separate Policy issued to each.

    C.    In regard to all of the above referenced policies:

         (1) Boeing will not be responsible for payment, set-off, or assessment of any kind or any premiums in connection with the policies, endorsements or coverages described herein;

         (2) If a policy is canceled for any reason whatsoever, or any substantial change is made in the coverage which affects the interests of Boeing or if a policy is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Boeing for thirty (30) days (in the case of war risk and allied perils coverage seven (7) days after sending, or such other period as may from time to time be customarily obtainable in the industry) after receipt by Boeing of written notice from the Insurers or the authorized representatives or Broker of such cancellation, change or lapse; and

         (3) For the purposes of the Certificate, "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.


Subject to the terms, conditions, limitations and exclusions of the relative policies.

Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:      Vice President - Contracts
                Mail Stop 75-38

Ladies and Gentlemen:

In connection with the sale by Continental Airlines, Inc. (Seller) to ________________ (Purchaser) of the aircraft identified below, reference is made to Purchase Agreement No. _____ dated as of ___________, 19__, between The Boeing Company (Boeing) and Seller (the Purchase Agreement) under which Seller purchased certain Boeing Model ________ aircraft, including the aircraft bearing Manufacturer's Serial No.(s) ______________________ (the Aircraft). The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA-CAL (AGTA).

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

Seller has sold the Aircraft, including in that sale the transfer to Purchaser of all remaining rights related to the Aircraft under the Purchase Agreement. To accomplish this transfer of rights, as authorized by the provisions of the Purchase Agreement:

(1) Purchaser acknowledges it has reviewed the Purchase Agreement and agrees to be bound by and comply with all applicable terms and conditions of the Purchase Agreement, including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in Article 12 of Part 2 of Exhibit C to the AGTA and the insurance provisions in Article 8.2 of the AGTA. Purchaser further agrees upon the written request of Boeing, to promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of Purchaser's agreements in this paragraph; and

(2) Seller will remain responsible for any payments due Boeing as a result of obligations relating to the Aircraft incurred by Seller to Boeing prior to the effective date of this letter.

We request that Boeing acknowledge receipt of this letter and confirm the transfer of rights set forth above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

Very truly yours,

Continental Airlines, Inc.      Purchaser


By ______________________       ______________________

Its _____________________       Its __________________

Dated ___________________       Dated ________________


Receipt of the above letter is acknowledged and transfer of rights under the Purchase Agreement with respect to the Aircraft is confirmed, effective as of this date.

THE BOEING COMPANY


By ____________________

Its Attorney-in-Fact

Dated _________________

Aircraft Manufacturer's Serial Number ____________

Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:     Vice President - Contracts
               Mail Stop 75-38

Ladies and Gentlemen:

In connection with the lease by # (Lessor) to ___________ (Lessee) of the aircraft identified below, reference is made to Purchase Agreement No. ____ dated as of ________, 19__, between The Boeing Company (Boeing) and Lessor (the Purchase Agreement) under which Lessor purchased certain Boeing Model _______ aircraft, including the aircraft bearing Manufacturer's Serial No.(s) ___________________ (the Aircraft). The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA-CAL (AGTA).

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

Lessor has leased the Aircraft, including in that lease the transfer to Lessee of all remaining rights related to the Aircraft under the Purchase Agreement. To accomplish this transfer of rights, as authorized by the provisions of the Purchase Agreement:

(1) Lessor authorizes Lessee to exercise, to the exclusion of Lessor, all rights and powers of Lessor with respect to the remaining rights related to the Aircraft under the Purchase Agreement. This authorization will continue until Boeing receives written notice from Lessor to the contrary, addressed to Vice President - Contracts, Mail Stop 75-38, Boeing Commercial Airplane Group, P.O. Box 3707, Seattle, Washington 98124-2207. Until Boeing receives such notice, Boeing is entitled to deal exclusively with Lessee with respect to the Aircraft under the Purchase Agreement. With respect to the rights and obligations of Lessor under the Purchase Agreement, all actions taken or agreements entered into by Lessee during the period prior to Boeing's receipt of this notice are final and binding on Lessor. Further, any payments made by Boeing as a result of claims made by Lessee will be made to the credit of Lessee.

(2) Lessee accepts the authorization above, acknowledges it has reviewed the Purchase Agreement and agrees to be bound by and comply with all applicable terms and conditions of the Purchase Agreement including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in
Article 12 of Part 2 of Exhibit C AGTA and the insurance provisions in Article 8.2 of the AGTA. Lessee further agrees, upon the written request of Boeing, to promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of Lessee's agreements in this paragraph.

(3) Lessor will remain responsible for any payments due Boeing as a result of obligations relating to the Aircraft incurred by Lessor to Boeing prior to the effective date of this Notice.

We request that Boeing acknowledges receipt of this letter and confirm the transfer of rights set forth above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

Very truly yours,

#                                    Lessee


By ______________________            By ___________________

Its _____________________            Its __________________

Dated ___________________            Dated ________________


Receipt of the above letter is acknowledged and transfer of rights under the Purchase Agreement with respect to the Aircraft is confirmed, effective as of this date.

THE BOEING COMPANY


By _____________________

Its ____________________

Dated __________________


Aircraft Manufacturer's Serial Number ____________

Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:     Vice President - Contracts
               Mail Stop 75-38

Ladies and Gentlemen:

1. Reference is made to Purchase Agreement No. ____ dated as of __________, 19__, between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) (the Purchase Agreement), under which Customer purchased certain Boeing Model ________ aircraft including the aircraft bearing Manufacturer's Serial No.(s) _____________ (the Aircraft). The Purchase Agreement incorporated by reference Aircraft General Terms Agreement AGTA-CAL (AGTA).

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

To accomplish the appointment of an agent, Customer confirms:

A. Customer has appointed ____________________ as agent (Agent) to act directly with Boeing with respect to the remaining warranties under the Purchase Agreement with respect to the Aircraft and requests Boeing to treat Agent as Customer for the administration of claims with respect to such warranties; provided however, Customer remains liable to Boeing to perform the obligations of Customer under the Purchase Agreement.

B. Boeing may continue to deal exclusively with Agent concerning the matters described herein unless and until Boeing receives written notice from Customer to the contrary, addressed to Vice President - Contracts, Mail Stop 75-38, Boeing Commercial Airplane Group, P.O. Box 3707, Seattle, Washington 98124-2207, U.S.A. With respect to the rights and obligations of Customer under the Purchase Agreement, all actions taken by Agent or agreements entered into by Agent relating to the administration of such warranty claims during the period prior to Boeing's receipt of such notice are final and binding on Customer. Further, any payments made by Boeing as a result of claims made by Agent will be made to the credit of Agent unless otherwise specified when each claim is submitted.

C. Customer will remain responsible for any payments due Boeing as a result of obligations relating to the Aircraft incurred by Customer to Boeing prior to the effective date of this Notice.

We request that Boeing acknowledge receipt of this letter and confirm the appointment of Agent as stated above by signing the acknowledgment and forwarding one copy of this letter to each of the undersigned.

Very truly yours,

Continental Airlines, Inc.


By _______________________

                          AGENT'S AGREEMENT

Agent accepts the appointment as stated above, acknowledges it has reviewed the Purchase Agreement and agrees that, in exercising any rights or making any claims thereunder, Agent will be bound by and comply with all applicable terms and conditions of the Purchase Agreement including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in Article 12 of Part 2 of Exhibit C to the AGTA. Agent further agrees, upon the written request of Boeing, to promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of the warranties under the Purchase Agreement.

Very truly yours,

Agent


By __________________

Its _________________

Dated _______________


Receipt of the above letter is acknowledged and the appointment of Agent with respect to the above-described rights under the Purchase Agreement is confirmed, effective as of this date.

THE BOEING COMPANY


By __________________

Its _________________

Dated _______________




Aircraft Manufacturer's Serial Number __________

Boeing Commercial Airplane Group
P.O. Box 3707
Seattle, Washington  98124-2207

Attention:     Vice President - Contracts
               Mail Stop 75-38

Ladies and Gentlemen:

This Agreement is entered into between ____________________
(Contractor) and Continental Airlines, Inc. (Customer) and will be effective as of the date stated below.

In connection with Customer's provision to Contractor of certain Materials, Proprietary Materials and Proprietary Information, reference is made to Purchase Agreement No. _____ dated as of _______ , 19___ between The Boeing Company (Boeing) and Customer.

Capitalized terms used herein without definition will have the same meaning as in the Purchase Agreement.

Boeing has agreed to permit Customer to make certain Materials, Proprietary Materials and Proprietary Information relating to Customer's Boeing Model ________ aircraft, Manufacturer's Serial Number ______, Registration No. ________ (the Aircraft) available to Contractor in connection with Customer's contract with Contractor (the Contract) to maintain/repair/modify the Aircraft. As a condition of receiving the Proprietary Materials and Proprietary Information, Contractor agrees as follows:

1.   For purposes of this Agreement:

     "Aircraft Software" means software that is installed and used in the operation of an Aircraft.

     "Materials" are defined as any and all items that are created by Boeing or a third party, which are provided directly or indirectly from Boeing and serve primarily to contain, convey or embody information. Materials may include either tangible embodiments (for example, documents or drawings), or intangible embodiments (for example, software and other electronic forms) of information but excludes Aircraft Software.

     "Proprietary Information" means any and all proprietary, confidential and/or trade secret information owned by Boeing or a Third Party which is contained, conveyed or embodied in Proprietary Materials.

     "Proprietary Materials" means Materials that contain, convey, or embody Proprietary Information.

     "Third Party" means anyone other than Boeing, Customer and Contractor.

2. Boeing has authorized Customer to grant to Contractor a worldwide, non-exclusive, personal and nontransferable license to use Proprietary Materials and Proprietary Information, owned by Boeing, internally in connection with performance of the Contract or as may otherwise be authorized by Boeing in writing. Contractor will keep confidential and protect from disclosure to any person, entity or government agency, including any person or entity affiliated with Contractor, all Proprietary Materials and Proprietary Information, except to the extent such disclosure is required by law. Individual copies of all Materials are provided to Contractor subject to copyrights therein, and all such copyrights are retained by Boeing or, in some cases, by Third Parties. Contractor is authorized to make copies of Materials (except for Materials bearing the copyright legend of a Third Party) provided, however, Contractor preserves the restrictive legends and proprietary notices on all copies. All copies of Proprietary Materials will belong to Boeing and be treated as Proprietary Materials under this Agreement.

3. Contractor specifically agrees not to use Proprietary Materials or Proprietary Information in connection with the manufacture or sale of any part or design, excluding ground support equipment and related tools that Boeing has specifically designed for Customer use. Unless otherwise agreed with Boeing in writing, Proprietary Materials and Proprietary Information may be used by Contractor only for work on the Aircraft for which such Proprietary Materials have been specified by Boeing. Customer and Contractor recognize and agree that they are responsible for ascertaining and ensuring that all Materials are appropriate for the use to which they are put.

4. Contractor will not attempt to gain access to information by reverse engineering, decompiling, or disassembling any portion of any software provided to Contractor pursuant to this Agreement.

5. Upon Boeing's request at any time, Contractor will promptly return to Boeing (or, at Boeing's option, destroy) all Proprietary Materials, together with all copies thereof and will certify to Boeing that all such Proprietary Materials and copies have been so returned or destroyed.

6. To the extent required by a government regulatory agency having jurisdiction over Contractor, Customer or the Aircraft, Contractor is authorized to provide Proprietary Materials and disclose Proprietary Information to the agency for the agency's use in connection with Contractor's, authorized use of such Proprietary Materials and/or Proprietary Information in connection with Contractor's maintenance, repair, or modification of the Aircraft. Contractor agrees to take reasonable steps to prevent such agency from making any distribution or disclosure, or additional use of the Proprietary Materials and Proprietary Information so provided or disclosed. Contractor further agrees to promptly notify Boeing upon learning of any (i) distribution, disclosure, or additional use by such agency, (ii) request to such agency for distribution, disclosure, or additional use, or
(iii) intention on the part of such agency to distribute, disclose, or make additional use of the Proprietary Materials or Proprietary Information.

7. Boeing is a third-party beneficiary under this Agreement, and Boeing may enforce any and all of the provisions of the Agreement directly against Contractor. Contractor hereby submits to the jurisdiction of the Washington state courts and the United States District Court for the Western District of Washington with regard to any claims Boeing may make under this Agreement. It is agreed that Washington law (excluding Washington's conflict-of-law principles) governs this Agreement.

8. No disclosure or physical transfer by Boeing or Customer to Contractor, of any Proprietary Materials or Proprietary
Information covered by this Agreement will be construed as granting a license, other than as expressly set forth in this Agreement or any ownership right in any patent, patent application, copyright or proprietary information.

9. The provisions of this Agreement will apply notwithstanding any markings or legends, or the absence thereof, on any Proprietary Materials.

10. This Agreement is the entire agreement of the parties regarding the ownership and treatment of Proprietary Materials and Proprietary Information, and no modification of this Agreement will be effective as against Boeing unless in writing signed by authorized representatives of Contractor, Customer and Boeing.

11. Failure by either party to enforce any of the provisions of this Agreement will not be construed as a waiver of such provisions. If any of the provision of this Agreement is held unlawful or otherwise ineffective by a court of competent jurisdiction, the remainder of the Agreement will remain in full force.


ACCEPTED AND AGREED TO this

Date: _____________________, 19___


Continental Airlines, Inc.                 Contractor


By _____________________                   _______________________

Its ____________________                   _______________________

October  10, 1997
6-1162-GOC-117



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Subject:     Special Aircraft General Terms Agreement Provisions

Reference:   Aircraft General Terms Agreement (the AGTA) between
             The Boeing Company (Boeing) and Continental
             Airlines, Inc. (Customer)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the AGTA. All terms used but not defined in this Letter Agreement have the same meaning as in the AGTA.

Boeing and Customer agree that the following provisions shall apply in lieu of the provisions currently contained in the referenced AGTA.

1.   Article 2 - Price, Taxes and Payment

     Remove and replace, in their entirety, Articles 2.2.1 and 2.2.2, with the following:

     "In addition to the Purchase Price, Customer shall pay to Boeing upon demand, which shall be accompanied by appropriate documentation and invoice, (a) the amount of any sales, use, value added or other similar transfer taxes, together with any penalties, fines or interest thereon (other than any such penalties, fines or interest resulting from the failure of Boeing seasonably to pay any such tax which it has reason to believe is applicable, unless such nonpayment is directed by Customer) imposed by any federal, state or local taxing authority within the United States and the amount of all taxes imposed by any taxing authority outside the United States, required to be paid by Boeing as a result of any sale, use, delivery, storage or transfer of any Aircraft, accessory, equipment, part, Buyer Furnished Equipment (as defined in paragraph 1.2 to the AGTA), services, instructions or data furnished or delivered under any Purchase Agreement incorporating this AGTA, and (b) if any such Purchase Agreement has been assigned as to any Aircraft, pursuant to Article 9.2 of this AGTA, the amount of any other fees, taxes and related penalties, fines or interest thereon (other than any such penalties, fines or interest resulting from the failure of Boeing seasonably to pay any such fee or tax which it has reason to believe is applicable, unless such nonpayment is directed by Customer) imposed by any federal, state or local taxing authority within the United States required to be paid by Boeing as a result of the sale or delivery of any such Aircraft, accessory, equipment, part, Buyer Furnished Equipment, services, instructions or data furnished or delivered under any Purchase Agreement incorporating this AGTA to the assignee. If Boeing has reason to believe that any such tax is applicable, Boeing shall separately state the amount of such tax in its invoice. If claim is made against Boeing for any such tax, Boeing shall promptly notify Customer. If seasonably requested by Customer in writing, Boeing shall, at Customer's expense, take such action as Customer may reasonably direct with respect to such claim, and any payment by Boeing of such tax shall be made under protest, if protest is necessary and proper. If payment is made, Boeing shall, at Customer's expense, take such action as Customer may reasonably direct to recover such payment and shall, if requested, permit Customer in Boeing's name to file a claim or prosecute an action to recover such payment."

2.   [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

3.   Article 5 - Representatives, Inspection, Demonstration
Flights, Test Data and Performance Guarantee Compliance

     Revise Article 5.5 - Special Aircraft Test Requirements, to read as follows:

     "Boeing and Customer shall mutually agree on the number of aircraft that Boeing may use for flight and ground tests prior to delivery if such tests are deemed necessary by Boeing

     (a) to obtain the certificates required under Article 3.1, and

          (i) other aircraft of the type purchased under the applicable Purchase Agreement incorporating this AGTA are not available for such tests, or

          (ii)     special features incorporated in the aircraft
(but not incorporated in other aircraft of the type purchased under the applicable Purchase Agreement incorporating this AGTA) necessitate such tests, or

          (iii) the Engines (as defined in Exhibit A to the applicable Purchase Agreement) to be installed on the aircraft are of different manufacture or type from those installed on other aircraft of the type purchased under the applicable Purchase Agreement incorporating this AGTA; or

     (b) with Customer's prior written consent, to evaluate actual or contemplated changes for the improvement of aircraft of the type purchased under the applicable Purchase Agreement incorporating this AGTA which may be offered for incorporation, in production or by retrofit, in any aircraft.

Customer shall accept delivery of any aircraft used for such flight and ground tests without any reduction in price for depreciation or wear and tear resulting therefrom."

4.   [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

5.   [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

6.   Article 9 - Exculpatory Clause in Post-Delivery Sale or
Lease

     Revise Article 9.5, Exculpatory Clause in Post-Delivery Sale or Lease, to read as follows:

     "If Customer, at any time up to three (3) years following delivery of any Aircraft, sells or leases such Aircraft and obtains from the transferee any exculpatory or indemnity clause protecting Customer, Customer shall include in such clause equal protection for Boeing (as Boeing is defined in Article 12.3 of Part 2 to Exhibit C to the AGTA)."

7.   Article 12 - Miscellaneous

     Add a new Article 12.6, Amendments, that reads as follows:

     "This AGTA may be changed only in writing signed by authorized representatives of Boeing and Customer."

     Add a new Article 12.7, Sample Certificates and Forms, that reads as follows:

     "The Certificates and Forms attached to this AGTA as Appendix II through Appendix V are samples which illustrate a form that is acceptable to Boeing. The actual form of any required Certificate or Form is subject to future negotiation to establish terms and conditions and Boeing agrees to accept reasonable changes requested by Customer."

8.   [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

9.   [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

     9.3  Warranty Claim Processing.   Notwithstanding the
provisions of paragraph 6.3.2 of Part 2 of Exhibit C to the AGTA, Boeing agrees to give written disposition of warranty claims to Customer, and acknowledging Customer's request that such written disposition occur within twenty (20) days of receipt of a warranty claim from Customer, Boeing hereby agrees to give best reasonable efforts to provide such disposition within 30 calendar days or 20 business days.

     9.4  Correction Time Objective.   Revise the last sentence
of paragraph 9.3.1 of Part 2 of Exhibit C to the AGTA to read "The objectives are measured from the date Boeing receives the defective Boeing Product and a valid claim or repair order describing the work to the date Boeing ships the correction."

10.  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

11.  Confidential Treatment

     Boeing and Customer understand that certain information contained in this Letter Agreement is considered by both parties to be confidential. Boeing and Customer agree that each party will treat this Letter Agreement and the information contained herein as confidential and will not, without the other party's prior written consent, disclose this Letter Agreement or any information contained herein to any other person or entity except
(i) as may be required by applicable law or governmental regulations, or (ii) in connection with the financing of the Aircraft in accordance with the requirements of any Purchase Agreement.

Very truly yours,

THE BOEING COMPANY


By     /s/ Gunar O. Clem

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.


By      /s/ Brian Davis

Its      Vice President